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                                                                   EXHIBIT 3.102

                                                                         [STAMP]

                          CERTIFICATE OF INCORPORATION

                                       OF

                  DOUGHERTY BROTHERS COMPANY PUERTO RICO, INC.

  To:  The Secretary of State
       State of New Jersey

          THE UNDERSIGNED of the age of eighteen years or over, for the purpose of forming corporation pursuant to the provisions of Title 14A, Corporations, General, of the New Jersey Statutes, do hereby execute the following Certificate of Incorporation:

          FIRST: The name of the corporation is

          DOUGHERTY BROTHERS COMPANY PUERTO RICO, INC.

          SECOND: The purpose or purposes for which the corporation is organized are:

          To engage in any activity within the lawful business purposes for which corporations may be organized under the New Jersey Business Corporation Act, and to engage in the manufacture and sale of glass, plastics and other types of products and all matters relating thereto or in connection therewith.

          THIRD: The aggregate number of shares which the corporation shall have authority to issue is One Thousand (1,000) of the par value of One Dollar ($1.00) each.

          FOURTH: The address of the corporation's initial registered office is Tuckahoe Road and Pine Street, P.O. Box 57, Buena, New Jersey 08310 and the name of the corporation's initial registered agent at such address is William B. Haack.

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          FIFTH: The number of directors constituting the initial board of directors shall be Three (3) and the names and addresses of the directors are as follows:

             NAMES                              ADDRESSES
             -----                              ---------

     John F. Dougherty, Jr.                     Tuckahoe Road and Pine Street
                                                P.O. Box 57
                                                Buena, New Jersey 08310

     William B. Haack                           Tuckahoe Road and Pine Street
                                                P.O. Box 57
                                                Buena, New Jersey 08310

     Robert L. Goldthwaith                      Tuckahoe Road and Pine Street
                                                P.O. Box 57
                                                Buena, New Jersey 08310

          SIXTH: The names and addresses of the incorporators are as follows:

             NAMES                              ADDRESSES
             -----                              ---------

     B.J. Verdon                                123, South Broad Street
                                                Philadelphia, PA 19109

     Timothy F. O'Connell                       123, South Broad Street
                                                Philadelphia, PA 19109

     John McDevitt                              123, South Broad Street
                                                Philadelphia, PA 19109

          SEVENTH: The duration of the corporation shall be for a term of perpetual years.

          IN WITNESS WHEREOF, we, the incorporators of the above named corporation, have hereunto signed this Certificate of Incorporation on the 9th day of February, 1984.

                                                     /s/ B.J. Verdon
                                                     ---------------------------
                                                     B.J. Verdon

                                                     /s/ Timothy F. O'Connell
                                                     ---------------------------
                                                     Timothy F. O'Connell

                                                     /s/ John McDevitt
                                                     ---------------------------
                                                     John McDevitt

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                             CONSENT TO USE OF NAME

          DOUGHERTY BROTHERS COMPANY a corporation organized under the laws of the State of NEW JERSEY hereby consents to the organization of DOUGHERTY BROTHERS COMPANY PUERTO RICO, INC. in the State of New Jersey.

     IN WITNESS WHEREOF, the said DOUGHERTY BROTHERS COMPANY has caused this consent to be executed by its Vice president and attested under its corporate seal by its __________ secretary, this 17th day of February 1984.

                                              DOUGHERTY BROTHERS COMPANY
                                              ----------------------------------

                                           By /s/ William B. Haack
                                              ----------------------------------
                                              William B. Haack    Vice President

Attest:

/s/ Marie Bayuk
-----------------------------
Marie Bayuk         Secretary

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